Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Fourth Quarter and Full Year 2015 Results
Fourth Quarter Fuel Sales Volume Up 9.1%, Nonfuel Revenues Up 13.8%
_____________________________________________________________________________________
Westlake, OH (March 14, 2016): TravelCenters of America LLC (NYSE: TA) today announced financial results for the three months and the year ended December 31, 2015:

(in thousands, except per share unless indicated otherwise)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Total revenues	$1,351,056	$1,725,998	$5,850,633	$7,778,633
(Loss) income before income taxes	(4,227)	52,974	44,258	98,992
Net (loss) income	(1,608)	34,342	27,719	60,969

Net (loss) income per common share:
Basic and diluted	$(0.04)	$0.91	$0.72	$1.62

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	420,606	414,640	1,722,209	1,696,662
Gasoline	123,786	84,487	407,894	328,128
Total fuel sales volume (gallons)	544,392	499,127	2,130,103	2,024,790

Fuel gross margin	$103,270	$138,708	$414,494	$428,500
Fuel gross margin per gallon (in cents)	18.97	27.79	19.46	21.16

Total nonfuel revenues	$451,975	$397,010	$1,782,761	$1,616,802
Nonfuel gross margin	240,609	218,192	962,766	877,931
Nonfuel gross margin percentage	53.2%	55.0%	54.0%	54.3%

Adjusted EBITDA(1)	$21,154	$74,542	$149,688	$181,288
Adjusted EBITDAR(1)	83,217	129,402	381,279	398,443

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, and Adjusted EBITDA before rent expense, or Adjusted EBITDAR, from net income, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, and the reasons why management believes the presentation of these measures provides useful information to investors, appear in the supplemental data below.

Fourth Quarter 2015 Business Commentary
Fuel sales volume increased 45.3 million gallons, or 9.1%, compared to the 2014 fourth quarter: a 50.5 million gallon increase from sites acquired since the beginning of the 2014 fourth quarter, offset by a 5.2 million gallon decrease in same site volume. Fuel revenue declined by $429.8 million, or 32.4%, due to significantly lower market prices for fuel compared to the 2014 fourth quarter.
Fuel gross margin declined $35.4 million, or $0.088 per gallon, to $103.3 million, or $0.190 per gallon, primarily due to a favorable purchasing environment in the 2014 fourth quarter that did not recur in 2015.
During both 2015 and 2014, TA purchased fuel under certain agreements which provided that TA would share in the economic benefit of a federal program that provides fuel tax credits to blenders of certain renewable fuels, only if such program were to be approved by the United States federal government. This program was approved, and retroactively applied, in December of each 2015 and 2014. As a result, TA recognized benefits in fuel gross margin of $8.0 million, or $0.015 per gallon, in the 2015 fourth quarter and $6.9 million, or $0.014 per gallon, in the 2014 fourth quarter. The 2015 government approval also included a prospective approval of this credit to December 31, 2016, and as such, TA currently expects to recognize similar benefits ratably during the year 2016, rather than solely in the fourth quarter as has occurred in 2014 and 2015.
Nonfuel revenue for the 2015 fourth quarter increased $55.0 million, or 13.8%, compared to the 2014 fourth quarter: approximately 25.0% of this increase, or $13.6 million, was due to an increase in same site revenue and approximately 75.0%, or $41.4 million, was due to sites acquired since the beginning of the 2014 fourth quarter.
Nonfuel gross margin for the 2015 fourth quarter increased by $22.4 million, or 10.3%, compared to the 2014 fourth quarter: approximately 50.0%, or $10.8 million, was due to an increase in same site nonfuel gross margin and approximately 50.0%, or $11.6 million, was due to sites acquired since the beginning of the 2014 fourth quarter.
Nonfuel gross margin as a percentage of nonfuel revenue for the 2015 fourth quarter was 53.2%, a 1.8 percentage point decline compared to the 2014 fourth quarter. This decline is principally attributed to the inclusion of additional standalone convenience stores in the 2015 period, because nonfuel gross margin percentage in TA's store operations is typically lower than the nonfuel gross margin percentage for TA's truck service and restaurant operations; store revenue in the 2015 fourth quarter represented 38.5% of total nonfuel revenue versus 33.8% in the 2014 fourth quarter.
Site level operating expenses increased $24.9 million, or 12.2%, compared to the 2014 fourth quarter: approximately 25.0% of this increase, or $6.3 million, was due to an increase in same site expenses, and approximately 75.0%, or $18.6 million, was due to sites acquired since the beginning of the 2014 fourth quarter.
Selling, general and administrative expense increased $6.3 million, or 22.6%, compared to the 2014 fourth quarter, principally as a result of expenses related to accounting, finance and operational staffing increases primarily associated with TA's acquisition activities which included the acquisition of three travel centers and 170 convenience stores during 2015.
Real estate rent expense increased $7.2 million, or 13.1%, compared to the 2014 fourth quarter, principally as the result of a $397.4 million sale leaseback transaction announced in the 2015 second quarter, of which TA had completed $279.4 million of sales prior to December 31, 2015, as well as rent expense related to $99.9 million of purchases of improvements by Hospitality Properties Trust, or HPT, at leased properties during 2015 as part of TA's ongoing capital improvement program.
Interest expense increased $1.6 million principally as a result of TA's issuance in October 2015 of $100.0 million of bonds due in 2030, offset by a $0.9 million decline in interest expense associated with the sale leaseback transaction described above, which resulted in the qualification as operating leases of certain leased properties that previously were accounted for as financing leases.
Adjusted EBITDAR for the 2015 fourth quarter decreased by $46.2 million, or 35.7%, compared to the 2014 fourth quarter primarily due to the decrease in fuel gross margin, as described above.
Net loss for the 2015 fourth quarter was $1.6 million, or $0.04 per common share, compared to net income of $34.3 million, or $0.91 per common share, for the 2014 fourth quarter. The change in net income is primarily due to the decrease in fuel gross margin and increases in expenses as noted above, partially offset by an increase in nonfuel gross margin.

Travel Centers
Revenues for TA's travel center segment for the 2015 fourth quarter decreased by $487.2 million, or 29.2%, compared to the 2014 fourth quarter, due to decreases in fuel revenues as a result of lower market prices for fuel despite an increase in fuel sales volume. These decreases were partially offset by increases in nonfuel revenues as a result of sites acquired since the beginning of the 2014 fourth quarter and a 3.3% increase in nonfuel revenues on a same site basis.
Site level gross margin in excess of site level operating expenses for TA's travel center segment for the 2015 fourth quarter decreased by $42.2 million, or 27.3%, compared to the 2014 fourth quarter. This decrease is in part from same site results, which included a $45.4 million decline in fuel gross margin largely as a result of the favorable purchasing and retail pricing environment in 2014 that did not recur in 2015, partially offset by $10.0 million, or 4.7%, increase in nonfuel gross margin which outpaced a $7.1 million, or 3.6%, increase in site level operating expenses. The same site decrease was partially offset by increases from sites acquired since the beginning of the 2014 fourth quarter.
Convenience Stores
Revenues for TA's convenience store segment for the 2015 fourth quarter increased by $108.3 million, or 261.3%, compared to the 2014 fourth quarter, due to increases in fuel sales volume as a result of sites acquired during 2015, partially offset by decreases in market prices for fuel. Revenues also increased as a result of increased nonfuel revenues primarily due to the sites acquired during 2015.
Site level gross margin in excess of site level operating expenses for TA's convenience store segment for the 2015 fourth quarter increased by $3.7 million, or 352.0%, compared to the 2014 fourth quarter: of this increase, $2.0 million is from same site results, which included a $0.3 million increase in fuel gross margin, a $0.8 million, or 15.2%, increase in nonfuel gross margin and a $0.9 million, or 14.1%, decrease in site level operating expenses. The remaining $1.7 million increase is from sites acquired during 2015.
Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2015 fourth quarter results:
“The 2015 fourth quarter represented a period of significant activity for TA. Our acquisition of 20 convenience stores, as well as the high level of activity related to the ramp up of these and over 150 other recently acquired locations, are part of a longer-term goal to balance our fuel business between diesel fuel, which principally relies on business demand, and gasoline, which principally relies on consumer demand. Already, during the 2015 fourth quarter, gasoline represented 22.7% of our total fuel sales by volume, up from 16.2% during the full year 2014.
“The most important area of focus for TA during 2016, is expected to be for us to continue to ramp up the financial results of newly acquired locations. As of March 14, 2016, nearly all of the standalone convenience stores we owned as of December 31, 2015, and the travel stores at 25 of our travel centers have been updated to include all brand standard Minit Mart signage and marks and the addition of our private label coffee and other programs. We have also completed our review of gasoline branding at all of the standalone convenience stores (204 as of December 31, 2015) and, as of March 14, 2016, gasoline brand conversions at 83 of these sites and our updating of gasoline brand elements, such as new dispensers and signage designs, at 109 of these sites have been completed. We look forward to realizing the value created by these and other activities during 2016.
“At the same time, we remain committed to maintaining our position as the leader in the travel center industry from the perspective of professional drivers, fleets and consumers. In the 2015 fourth quarter, our RoadSquad Connect™, RoadSquad Onsite®, Reserve-It!™ parking and diesel exhaust fluid programs all contributed to the increase in our travel center segment's same site nonfuel gross margin.
“While we have taken on a lot of activity in a relatively short period of time, I remain confident that we have the personnel, financial, branding and other resources required to successfully execute all of it, to achieve a ramp up of financial results from recently acquired locations and to continue to capitalize on our marketing and branding initiatives, while we retain the capacity to take on new potential acquisitions.”

Investment Activity
Acquisition and Development Activity
TA's 2015 fourth quarter activities included the acquisition of 20 standalone convenience stores in three separate transactions for an aggregate purchase price of $52.3 million, as well as $26.9 million of investments to improve recently acquired locations.
Since its acquisition program began in 2011, and through year end 2015, TA has acquired 37 travel centers and 201 standalone convenience stores. As of December 31, 2015, TA’s investments in the 37 travel centers and 201 standalone convenience stores acquired totaled $320.9 million and $388.3 million, respectively. TA estimates that it will invest an additional $24.6 million to complete the expansion and renovation of certain of these travel centers and $19.0 million to complete the rebranding, expansion and improvements of certain of these convenience stores.
As of December 31, 2015, TA had agreed to purchase an additional 24 convenience stores for purchase prices aggregating $32.8 million, and expects to invest an additional $4.7 million to rebrand, and at some locations, expand and improve them. Since December 31, 2015, TA has completed the acquisition of seven of these locations, in Illinois and Missouri, for an aggregate of $13.9 million and has entered new agreements to acquire an additional 16 convenience stores in Wisconsin and Illinois for $23.3 million; TA expects to invest an additional $3.8 million in these 16 locations to rebrand, renovate and or expand them. TA also has an agreement to acquire certain assets of Quaker Steak & Lube® restaurant business, or QSL, including the brand, all of its owned and leased properties and its franchise agreements for $25.0 million. Currently, there are 53 QSL locations in 16 states. TA expects to complete these pending acquisitions during 2016; but these purchases are subject to conditions and may not occur, may be delayed or the terms may change.
Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete; and, after being completed, the improved travel centers require a period of time to become part of TA's customers' supply networks and produce stabilized financial results. TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition. Capital improvements to recently acquired standalone convenience stores are typically less capital intensive than travel centers and therefore, the convenience stores TA acquires generally reach stabilization in approximately one year after acquisition. Actual results for both travel centers and convenience stores can vary widely from these estimates due to many factors, some of which are outside TA’s control.
The 37 travel centers and 201 convenience stores acquired by TA since the beginning of 2011 through December 31, 2015, have produced, from the beginning of each period or, if later, the dates TA began to operate them, the following amounts of revenues in excess of cost of goods sold and site level operating expenses:

Revenues in excess of cost of goods sold and site level operating expenses (in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Travel Centers	$13,215	$18,974	$54,883	$52,737
Convenience Stores	4,450	741	15,808	7,589
As of December 31, 2015, TA had begun construction of four travel centers and has plans to develop an additional travel center. These five development properties, which TA expects to sell to and lease back from HPT upon their completion, are on land parcels TA owns. Through December 31, 2015, TA has invested $55.5 million (including land costs) in these five travel center sites. TA estimates that the remaining development and equipment costs of these five travel centers as of December 31, 2015, was $57.7 million. Since December 31, 2015, TA completed the construction of one of these travel centers and expects to complete its sale to HPT during the first quarter of 2016. TA currently expects development of two of these travel centers to be completed during the first half of 2016 and development of the other two travel centers to be completed during the second half of 2016 or first half of 2017.

Conference Call:
On Monday, March 14, 2016, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended December 31, 2015. Following management’s remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10079066.
A live audio webcast of the conference call will also be available in a listen only mode on TA’s website at www.ta-petro.com. To access the webcast, participants should visit TA’s website about five minutes before the call. The archived webcast will be available for replay on TA’s website for about one week after the call. The transcription, recording and retransmission in any way of TA’s fourth quarter conference call is strictly prohibited without the prior written consent of TA. The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, travel/convenience stores and other services which provide an efficient and enhanced travel experience. TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada. TA convenience stores operate principally under the “Minit Mart” brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
TA EXPECTS TO ACQUIRE ADDITIONAL LOCATIONS THAT TA EXPECTS WILL PRODUCE STABILIZED FINANCIAL RESULTS AFTER THE LOCATION IS ACQUIRED AND IMPROVED. THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION AT ITS ACQUIRED SITES IN FACT WILL BE REALIZED AND WILL RESULT IN INCREASES IN TA'S OPERATING INCOME AND NET INCOME IN THE FUTURE. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA'S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND ITS CONTROL, SUCH AS THE LEVEL OF DEMAND FOR TA'S GOODS AND SERVICES. ALSO, TA'S FUTURE OPERATING INCOME AND NET INCOME WILL DEPEND UPON MANY FACTORS IN ADDITION TO THE RESULTS REALIZED FROM ITS ACQUIRED SITES; ACCORDINGLY, TA'S FUTURE OPERATING INCOME AND NET INCOME MAY NOT INCREASE BUT INSTEAD MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

•
TA HAS AGREED TO ACQUIRE AND DEVELOP ADDITIONAL LOCATIONS AND BUSINESSES, AND TA’S CEO HAS COMMENTED THAT TA EXPECTS TO CONTINUE TO SEEK ACQUISITIONS. THESE STATEMENTS MAY IMPLY THAT THESE AND ADDITIONAL ACQUISITIONS AND DEVELOPMENT PROJECTS WILL BE COMPLETED AND THAT THEY WILL IMPROVE TA'S FUTURE PROFITS. HOWEVER, TA'S ACQUISITIONS ARE SUBJECT TO CLOSING CONDITIONS WHICH MAY NOT BE MET AND THE TRANSACTIONS MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS AT PRICES OR COSTS THAT YIELD PROFITS, INCLUDING COMPETITION FOR SUCH ACQUISITIONS FROM OTHER BUYERS, TA'S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA MAY NEED TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH PENDING ACQUISITIONS OR DEVELOPMENT PROJECTS. ALSO, TA'S DEVELOPMENT COSTS COULD EXCEED THE MAXIMUM AMOUNT HPT HAS AGREED TO FUND. MOREOVER, MANAGING AND INTEGRATING ACQUIRED AND DEVELOPED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND WILL INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS;

•
TA’S CEO HAS STATED HIS BELIEF THAT TA HAS THE RESOURCES, INCLUDING BUT NOT LIMITED TO THE FINANCIAL RESOURCES, TO EXECUTE ITS ACQUISITION, DEVELOPMENT AND IMPROVEMENT PLANS; MOREOVER, OTHER STATEMENTS IN THIS PRESS RELEASE REFER TO TA’S AGREEMENT TO SELL FIVE DEVELOPMENT PROJECTS TO HPT UPON THEIR COMPLETION. ALL OF THESE STATEMENTS MAY IMPLY THAT TA’S LIQUIDITY AND CAPITAL RESOURCES WILL BE SUFFICIENT FOR TA TO EXECUTE ITS PLANS, BUT LIQUIDITY AND CAPITAL RESOURCES CAN BE AFFECTED NEGATIVELY BY EXTERNAL FACTORS, OR BY TA’S FUTURE FINANCIAL RESULTS OR PERCEIVED PROSPECTS. MOREOVER, CLOSING SALE TRANSACTIONS WITH HPT ARE SUBJECT TO CERTAIN CONDITIONS WHICH MAY NOT BE SATISFIED, INCLUDING THAT HPT'S ACQUISITION PRICE FOR THE FIVE TRAVEL CENTERS TA IS DEVELOPING IS CAPPED AT $118.0 MILLION. THESE CURRENTLY UNANTICIPATED RESULTS MAY OCCUR BECAUSE OF FACTORS THAT MAY BE BEYOND TA’S CONTROL AND TA MAY BE UNABLE TO COMPLETE ITS PLANS;

•
TA’S CEO HAS STATED, IN EFFECT, THAT TA HAS A LONG TERM GOAL OF BALANCING TA'S FUEL BUSINESS BETWEEN DIESEL AND GASOLINE AND THEREBY MANAGING THE SOURCES OF DEMAND FOR ITS PRODUCTS AND SERVICES BETWEEN BUSINESS DRIVEN DEMAND AND CONSUMER DRIVEN DEMAND. HOWEVER, ACHIEVEMENT OF THAT GOAL IS NOT ASSURED BECAUSE, AMONG OTHER

REASONS, NEITHER SOURCE OF DEMAND IS SUBJECT TO TA’S CONTROL AND MEETING SUCH A GOAL IS LIKELY DEPENDENT UPON TA’S ABILITY TO IDENTIFY, PURCHASE AND EFFECTIVELY OPERATE ADDITIONAL LOCATIONS, WHICH MAY NOT OCCUR DUE TO COMPETITIVE OR OTHER FACTORS; AND

•
TA’S CEO HAS STATED HIS EXPECTATIONS THAT TA WILL REALIZE THE VALUE WITH RESPECT TO CERTAIN TA LOCATIONS ON WHICH TA HAS EXPENDED SIGNIFICANT AMOUNTS TO ACQUIRE, REBRAND AND IMPROVE. THE PERFORMANCE OF THESE LOCATIONS WILL BE SUBJECT TO VARIOUS RISKS AND FACTORS, SOME OF WHICH ARE OUTSIDE TA'S CONTROL. THE PERFORMANCE OF THESE LOCATIONS MAY NOT IMPROVE AND COULD DECLINE AND TA MAY NOT REALIZE CURRENTLY EXPECTED PROFITS ON ITS INVESTMENT IN THESE LOCATIONS.

THE INFORMATION CONTAINED IN TA’S PERIODIC REPORTS (INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, WHICH HAS BEEN OR WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC) UNDER THE CAPTION "RISK FACTORS", OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,
	2015	2014
Revenues:
Fuel	$896,049	$1,325,868
Nonfuel	451,975	397,010
Rent and royalties from franchisees	3,032	3,120
Total revenues	1,351,056	1,725,998

Cost of goods sold (excluding depreciation):
Fuel	792,779	1,187,160
Nonfuel	211,366	178,818
Total cost of goods sold	1,004,145	1,365,978

Operating expenses:
Site level operating	228,513	203,606
Selling, general and administrative	34,329	28,000
Real estate rent	62,063	54,860
Depreciation and amortization	19,297	17,042
Total operating expenses	344,202	303,508

Income from operations	2,709	56,512

Acquisition costs	1,752	225
Interest expense, net	6,084	4,526
Income from equity investees	900	1,213
(Loss) income before income taxes	(4,227)	52,974
Benefit (provision) for income taxes	2,619	(18,632)
Net (loss) income	$(1,608)	$34,342

Net (loss) income per common share:
Basic and diluted	$(0.04)	$0.91
These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Year Ended December 31,
	2015	2014
Revenues:
Fuel	$4,055,448	$6,149,449
Nonfuel	1,782,761	1,616,802
Rent and royalties from franchisees	12,424	12,382
Total revenues	5,850,633	7,778,633

Cost of goods sold (excluding depreciation):
Fuel	3,640,954	5,720,949
Nonfuel	819,995	738,871
Total cost of goods sold	4,460,949	6,459,820

Operating expenses:
Site level operating	885,646	815,611
Selling, general and administrative	121,767	106,823
Real estate rent	231,591	217,155
Depreciation and amortization	72,383	65,584
Total operating expenses	1,311,387	1,205,173

Income from operations	78,297	113,640

Acquisition costs	5,048	1,160
Interest expense, net	22,545	16,712
Income from equity investees	4,056	3,224
Loss on extinguishment of debt	10,502	—
Income before income taxes	44,258	98,992
Provision for income taxes	(16,539)	(38,023)
Net income	$27,719	$60,969

Net income per common share:
Basic and diluted	$0.72	$1.62
These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$172,087	$224,275
Accounts receivable, net	91,580	96,478
Inventory	183,492	172,750
Other current assets	48,181	46,672
Total current assets	495,340	540,175

Property and equipment, net	989,606	765,828
Goodwill and intangible assets, net	105,977	54,550
Other noncurrent assets	44,171	42,264
Total assets	$1,635,094	$1,402,817

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$125,079	$123,084
Current HPT Leases liabilities	37,030	31,637
Other current liabilities	133,513	112,417
Total current liabilities	295,622	267,138

Long term debt	330,000	230,000
Noncurrent HPT Leases liabilities	385,498	332,934
Other noncurrent liabilities	74,655	54,135
Total liabilities	1,085,775	884,207

Shareholders’ equity (38,808 and 38,336 common shares outstanding at December 31, 2015, and December 31, 2014, respectively)	549,319	518,610
Total liabilities and shareholders’ equity	$1,635,094	$1,402,817
These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of Adjusted EBITDA and Adjusted EBITDAR(1):
Net (loss) income	$(1,608)	$34,342	$27,719	$60,969
Add: (benefit) provision for income taxes	(2,619)	18,632	16,539	38,023
Add: depreciation and amortization	19,297	17,042	72,383	65,584
Add: interest expense, net(2)	6,084	4,526	22,545	16,712
Add: loss on extinguishment of debt	—	—	10,502	—
Adjusted EBITDA	21,154	74,542	149,688	181,288
Add: real estate rent expense(3)	62,063	54,860	231,591	217,155
Adjusted EBITDAR	$83,217	$129,402	$381,279	$398,443

(1)
TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus real estate rent expense, as shown above. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2)	Interest expense, net, included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Interest related to TA’s Senior Notes and Credit Facility	$6,828	$3,047	$21,574	$11,089
Rent classified as interest	579	1,475	3,445	5,887
Amortization of deferred financing costs	307	289	995	799
Capitalized interest	(1,076)	(156)	(1,796)	(755)
Interest income	(588)	(218)	(1,880)	(529)
Other	34	89	207	221
Interest expense, net	$6,084	$4,526	$22,545	$16,712

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

(3)
Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases. Cash paid under real property lease agreements was $65,869 and $58,901 during the three months ended December 31, 2015 and 2014, respectively, while the total rent amounts expensed during the three months ended December 31, 2015 and 2014, were $62,063 and $54,860, respectively. Cash paid under real property lease agreements was $252,545 and $233,508 for the year ended December 31, 2015 and 2014, respectively, while the total rent amounts expensed during the year ended December 31, 2015 and 2014, were $231,591 and $217,155, respectively. GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. In addition, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash payments to HPT for rent	$63,144	$56,202	$241,962	$222,722
Rent paid to others(A)	2,725	2,699	10,583	10,786
Total cash payments under real property leases	65,869	58,901	252,545	233,508
Change in accrued estimated percentage rent	—	289	(1,275)	959
Adjustments to recognize rent expense on a straight line basis – HPT	(271)	(389)	(4,910)	(1,621)
Adjustments to recognize expense on a straight line basis for other leases	137	(76)	(151)	(270)
Less sale leaseback financing obligation amortization	158	(601)	(974)	(2,380)
Less portion of rent payments recognized as interest expense	(579)	(1,475)	(3,445)	(5,887)
Less deferred tenant improvements allowance amortization	(942)	(1,692)	(5,019)	(6,769)
Amortization of deferred gain on sale leaseback transactions	(2,309)	(97)	(5,180)	(385)
Total amount expensed as rent	$62,063	$54,860	$231,591	$217,155

(A)	Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on December 31, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Number of company operated locations	249	249	—	246	246	—

Diesel sales volume (gallons)	410,717	409,803	0.2%	1,678,804	1,664,418	0.9%
Gasoline sales volume (gallons)	75,216	81,325	(7.5)%	309,447	309,534	—%
Total fuel sales volume (gallons)	485,933	491,128	(1.1)%	1,988,251	1,973,952	0.7%

Fuel revenues	$797,754	$1,307,060	(39.0)%	$3,785,375	$5,999,549	(36.9)%
Total fuel gross margin	93,463	138,631	(32.6)%	389,886	422,064	(7.6)%

Nonfuel revenues	$409,665	$396,060	3.4%	$1,679,269	$1,594,748	5.3%
Nonfuel gross margin	228,480	217,647	5.0%	927,999	866,954	7.0%
Nonfuel gross margin percentage	55.8%	55.0%	80pts	55.3%	54.4%	90pts

Total gross margin	$321,943	$356,278	(9.6)%	$1,317,885	$1,289,018	2.2%
Site level operating expenses	209,647	203,389	3.1%	840,063	805,917	4.2%
Site level operating expenses as a percentage of nonfuel revenues	51.2%	51.4%	(20)pts	50.0%	50.5%	(50)pts
Site level gross margin in excess of site level operating expenses	$112,296	$152,889	(26.6)%	$477,822	$483,101	(1.1)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on December 31, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of two travel centers TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended December 31,			Year Ended December 31,
Travel Centers	2015	2014	Change	2015	2014	Change
Number of company operated travel center locations	217	217	—	214	214	—

Diesel sales volume (gallons)	409,987	409,107	0.2%	1,675,744	1,661,358	0.9%
Gasoline sales volume (gallons)	66,159	72,196	(8.4)%	270,817	272,546	(0.6)%
Total fuel sales volume (gallons)	476,146	481,303	(1.1)%	1,946,561	1,933,904	0.7%

Fuel revenues	$781,921	$1,284,440	(39.1)%	$3,707,703	$5,886,328	(37.0)%
Total fuel gross margin	91,246	136,692	(33.2)%	380,969	414,792	(8.2)%

Nonfuel revenues	$389,790	$377,213	3.3%	$1,599,612	$1,518,114	5.4%
Nonfuel gross margin	222,182	212,182	4.7%	902,034	843,008	7.0%
Nonfuel gross margin percentage	57.0%	56.2%	80pts	56.4%	55.5%	90pts

Total gross margin	$313,428	$348,874	(10.2)%	$1,283,003	$1,257,800	2.0%
Site level operating expenses	204,198	197,049	3.6%	817,565	783,533	4.3%
Site level operating expenses as a percentage of nonfuel revenues	52.4%	52.2%	20pts	51.1%	51.6%	(50)pts
Site level gross margin in excess of site level operating expenses	$109,230	$151,825	(28.1)%	$465,438	$474,267	(1.9)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on December 31, 2015, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of two convenience stores TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at convenience stores TA operates, such as corporate level selling, general and administrative expenses.

	Three Months Ended December 31,			Year Ended December 31,
Convenience Stores	2015	2014	Change	2015	2014	Change
Number of company operated convenience store locations	32	32	—	32	32	—

Fuel sales volume (gallons)	9,787	9,825	(0.4)%	41,690	40,048	4.1%
Fuel revenues	$15,833	$22,620	(30.0)%	$77,672	$113,221	(31.4)%
Fuel gross margin	2,217	1,939	14.3%	8,917	7,272	22.6%

Nonfuel revenues	$19,875	$18,847	5.5%	$79,657	$76,634	3.9%
Nonfuel gross margin	6,298	5,465	15.2%	25,965	23,946	8.4%
Nonfuel gross margin percentage	31.7%	29.0%	270pts	32.6%	31.2%	140pts

Total gross margin	$8,515	$7,404	15.0%	$34,882	$31,218	11.7%
Site level operating expenses	5,449	6,340	(14.1)%	22,498	22,384	0.5%
Site level operating expenses as a percentage of nonfuel revenues	27.4%	33.6%	(620)pts	28.2%	29.2%	(100)pts
Site level gross margin in excess of site level operating expenses	$3,066	$1,064	188.2%	$12,384	$8,834	40.2%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$786,963	$90,293	$18,793	$896,049
Nonfuel	392,179	59,519	277	451,975
Rent and royalties from franchisees	3,032	—	—	3,032
Total revenues	1,182,174	149,812	19,070	1,351,056

Site level gross margin in excess of site level operating expenses	$112,508	$4,809	$1,081	$118,398

Corporate operating expenses
Selling, general and administrative	$—	$—	$34,329	$34,329
Real estate rent	—	—	62,063	62,063
Depreciation and amortization	—	—	19,297	19,297
Income from operations				2,709

Acquisition costs	—	—	1,752	1,752
Interest expense, net	—	—	6,084	6,084
Income from equity investees	—	—	900	900
Loss before income taxes				(4,227)
Benefit for income taxes	—	—	2,619	2,619
Net loss	$—	$—	$—	$(1,608)

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2014
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$1,288,212	$22,620	$15,036	$1,325,868
Nonfuel	378,009	18,847	154	397,010
Rent and royalties from franchisees	3,120	—	—	3,120
Total revenues	1,669,341	41,467	15,190	1,725,998

Site level gross margin in excess of site level operating expenses	$154,668	$1,064	$682	$156,414

Corporate operating expenses
Selling, general and administrative	$—	$—	$28,000	$28,000
Real estate rent	—	—	54,860	54,860
Depreciation and amortization	—	—	17,042	17,042
Income from operations				56,512

Acquisition costs	—	—	225	225
Interest expense, net	—	—	4,526	4,526
Income from equity investees	—	—	1,213	1,213
Income before income taxes				52,974
Provision for income taxes	—	—	(18,632)	(18,632)
Net income	$—	$—	$—	$34,342

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$3,763,415	$224,894	$67,139	$4,055,448
Nonfuel	1,626,646	155,197	918	1,782,761
Rent and royalties from franchisees	12,424	—	—	12,424
Total revenues	5,402,485	380,091	68,057	5,850,633

Site level gross margin in excess of site level operating expenses	$483,009	$17,259	$3,770	$504,038

Corporate operating expenses
Selling, general and administrative	$—	$—	$121,767	$121,767
Real estate rent	—	—	231,591	231,591
Depreciation and amortization	—	—	72,383	72,383
Income from operations				78,297

Acquisition costs	—	—	5,048	5,048
Interest expense, net	—	—	22,545	22,545
Income from equity investees	—	—	4,056	4,056
Loss on extinguishment of debt	—	—	10,502	10,502
Income before income taxes				44,258
Provision for income taxes	—	—	(16,539)	(16,539)
Net income	$—	$—	$—	$27,719

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2014
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$5,961,764	$113,221	$74,464	$6,149,449
Nonfuel	1,539,996	76,634	172	1,616,802
Rent and royalties from franchisees	12,382	—	—	12,382
Total revenues	7,514,142	189,855	74,636	7,778,633

Site level gross margin in excess of site level operating expenses	$492,618	$8,834	$1,750	$503,202

Corporate operating expenses
Selling, general and administrative	$—	$—	$106,823	$106,823
Real estate rent	—	—	217,155	217,155
Depreciation and amortization	—	—	65,584	65,584
Income from operations				113,640

Acquisition costs	—	—	1,160	1,160
Interest expense, net	—	—	16,712	16,712
Income from equity investees	—	—	3,224	3,224
Income before income taxes				98,992
Provision for income taxes	—	—	(38,023)	(38,023)
Net income	$—	$—	$—	$60,969

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

Other information by segment for the three months ended December 31, 2015 and 2014, and the year ended December 31, 2015 and 2014, follows.

	Three Months Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Gross margin	$318,357	$28,256	$298	$346,911
Site level operating expenses	205,849	23,447	(783)	228,513
Real estate rent expense	61,221	627	215	62,063

	Three Months Ended December 31, 2014
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Gross margin	$352,428	$7,404	$188	$360,020
Site level operating expenses	197,760	6,340	(494)	203,606
Real estate rent expense	54,405	216	239	54,860

	Year Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Gross margin	$1,316,165	$72,374	$1,145	$1,389,684
Site level operating expenses	833,156	55,115	(2,625)	885,646
Real estate rent expense	229,225	1,563	803	231,591

	Year Ended December 31, 2014
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Gross margin	$1,287,126	$31,218	$469	$1,318,813
Site level operating expenses	794,508	22,384	(1,281)	815,611
Real estate rent expense	215,398	869	888	217,155

(End)